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    John W. Hlywak, Jr. (Investors)   Scott Soifer (Media & Physicians)
    Executive Vice President & CFO    Vice President Marketing & Development
    IntegraMed America, Inc.          IntegraMed America, Inc.
    (914) 251-4143                    (914) 251-4186
    email:  jhlywak@integramed.com    email:scott.soifer@integramed.com
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    Web Address:  http://www.integramed.com
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       IntegraMed(TM) Announces new Network Affiliate in Phoenix, Arizona

     Arizona Associates for Reproductive Health becomes the latest Practice to join the IntegraMed Network

PURCHASE, NEW YORK, May 31st, 2006 - IntegraMed America, Inc. (Nasdaq: INMD), the largest fertility-services company in the United States announced the newest addition to its network, Arizona Associates for Reproductive Health (AZARH). They join on June 1st and represent the latest in a series of network development activities for IntegraMed, joining new Affiliates in Baton Rouge and Cincinnati announced recently.

AZARH has provided fertility services to the Scottsdale and the Phoenix metropolitan area since 1996. Their Medical Director, Ketan S. Patel, M.D., is a board-certified Reproductive Endocrinologist specializing in female and male infertility. Dr. Patel was previously the IVF Medical Director at the Mayo Clinic in Scottsdale, Arizona. Their laboratory director, Diane G. Hammitt, Ph.D., is board-certified in Embryology, Andrology and General Laboratory High-Complexity Testing and has over 20 years of experience directing Assisted Reproductive Technology laboratories. Dr. Hammitt was previously the IVF and Andrology Laboratory Director at the Mayo Clinic in Rochester, Minnesota and the Mayo Clinic in Scottsdale, Arizona.

"Joining the IntegraMed network is wonderful for us" says Dr. Patel, "we are excited to be offering their Shared Risk(R) Refund Program to our patients as well as other great products and services, and to be in the same company with the other top-quality physicians in their network."

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"AZARH is a great addition to our network," said Jay Higham, President and CEO of IntegraMed. "As part of the new wave of practices joining our network in recent months, we are pleased to welcome a well-respected fertility practice who understands how we can support them and their patient relationships. As the competition increases in the Fertility medical sector, it is clear physicians are looking to IntegraMed as a way to increase their competitive positioning in the marketplace."

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                         About IntegraMed America, Inc.
IntegraMed America, Inc. provides business services to a national network of 29 fertility centers in 85 locations across the United States; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates the Web site http://www.integramed.com, a leading fertility portal. The IntegraMed network includes 154 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five procedures in the U.S. is performed in an IntegraMed practice. IntegraMed provides more services to both consumers and medical providers in the fertility field than any other consortium.

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Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of May 31st, 2006 and IntegraMed undertakes no duty to update this information.


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